                                                                   Exhibit 23.1


The Board of Directors
First New England Dental Centers, Inc:

The audits referred to in our report dated December 6, 1996, included the related financial statements schedules as of December 31, 1995 and September 30, 1996 and for the year ended December 31, 1995 and the nine-month period ended September 30, 1996, included in the registration statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Selected Combined Financial Information" and "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP




Boston, Massachusetts
January 30, 1997